Exhibit 2.2
Execution Version
AMENDMENT TO ASSET PURCHASE AGREEMENT

June 1, 2022

This Amendment (this “Amendment”) to that certain Asset Purchase Agreement (the “Agreement”), dated as of April 3, 2022, by and between S&P Global Inc., a New York corporation (“Seller”) and Morningstar, Inc., an Illinois corporation (“Purchaser”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.
WHEREAS, the Parties are parties to the Agreement;
WHEREAS, the Parties desire to amend the Agreement and modify certain provisions related to the assignment of certain Business Contracts and references to the same in Seller Disclosure Schedules; and
WHEREAS, pursuant to Section 10.3 of the Agreement, the Agreement may be amended by an instrument in writing signed on behalf of each of Party.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:
1.    MODIFICATIONS.
1.1    Non-Assignment of Replaced Direct Contracts and Specified Agreements. Purchased has advised Seller that Purchaser or one of its Affiliates has executed a replacement contract for each of the Contracts set forth on Exhibit A hereto. It is understood that Seller will cause the termination of each of the Specified Agreements effective on or about the Closing. The Parties further acknowledge and agree that: (w) none of the Replaced Direct Contracts or the Specified Agreements shall be considered a Business Contract for the purposes of the Agreement; (x) the Parties shall not have any obligation to obtain a Non-Regulatory Approval or any other consent with respect to the Replaced Direct Contracts or the Specified Agreements; (y) Seller shall not have any obligation to assign the Replaced Direct Contracts or the Specified Agreements to Purchaser; and (z) the Parties shall not have any obligations with respect to the Replaced Direct Contracts or the Specified Agreements pursuant to Section 2.12(b) or 5.14 of the Agreement.
1.2    Section 2.4(a) of Seller Disclosure Schedules. Section 2.4(a) of the Seller Disclosure Schedules is hereby amended and restated in entirety as set forth in the attached Exhibit B; provided that this amendment and restatement will not result in the waiver of any of Purchaser’s rights under Section 5.14(b)(iii) of the Agreement or in connection with the Unbundled ACV Statement with respect to any Business Contracts reflected on Section 2.4(a) of the Seller Disclosure Schedule as having become Unbundled following April 3, 2022 and prior to the Closing Date.
1.3    Section 2.5(d) of Seller Disclosure Schedules. Section 2.5(d) of the Seller Disclosure Schedules is hereby amended and restated in entirety as set forth in the attached Exhibit C.
1.4    Section 2.5(p) of Seller Disclosure Schedules. Section 2.5(p) of the Seller Disclosure Schedules is hereby amended and restated in entirety as set forth in the attached Exhibit D.

1.5    Section 2.12(d) of Seller Disclosure Schedules. Items 1 and 2 of Section 2.12(d) of the Seller Disclosure Schedules are hereby deleted and replaced with “None.”
1.6    Section 3.3 of Seller Disclosure Schedules. Section 3.3 of the Seller Disclosure Schedules is hereby amended as set forth in the attached Exhibit E.
1.7    Section 3.10(a)(i) of Seller Disclosure Schedules. Item 1 of Section 3.10(a)(i) of the Seller Disclosure Schedules is hereby deleted.
1.8    Section 3.10(a)(iv) of Seller Disclosure Schedules. Item 1 of Section 3.10(a)(iv) of the Seller Disclosure Schedules is hereby deleted.
1.9    Section 3.10(a)(v) of Seller Disclosure Schedules. Item 2 of Section 3.10(a)(v) of the Seller Disclosure Schedules is hereby deleted.
2.    MISCELLANEOUS.
2.1    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereunder,” “hereto” and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Agreement as amended by this Amendment. Each reference in the Agreement, as amended hereby, to “the date of this Agreement,” “the date hereof” or any similar reference shall continue to refer to April 3, 2022.
2.2    General Provisions. The provisions of Article X of the Agreement shall apply to this Amendment mutatis mutandis and are incorporated by reference as if fully set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

S&P GLOBAL INC.
By: /s/ Jesse Kramer____________
Name: Jesse Kramer
Title: Associate General Counsel
[Signature Page to Amendment to Asset Purchase Agreement]

MORNINGSTAR, INC.
By: __/s/ Patrick J. Maloney___
Name: Patrick J. Maloney
Title: General Counsel
[Signature Page to Amendment to Asset Purchase Agreement]

E-1